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                                                                  EXHIBIT 10.41

                                  AMENDMENT #1
                                (THE "AMENDMENT")
                                       TO
                          AMENDED EMPLOYMENT AGREEMENT
                            (THE "AMENDED AGREEMENT")
                                 BY AND BETWEEN
                              FLOWSERVE CORPORATION
                                 (THE "COMPANY")
                                       AND
                               BERNARD G. RETHORE
                                  ("EXECUTIVE")



This Amendment is entered into this 29th day of February, 2000 between Executive and the Company.

1. Paragraph 3 of the Amended Agreement shall be revised and restated in its entirety as follows:

    3. Executive's Position and Duties During First Employment Period. During the First Employment Period, the Executive's position and duties shall be those set out in this Paragraph. From the date of execution of this Amended Agreement through December 31, 1999, the Executive shall continue to serve as the Company's Chief Executive Officer and Board Chairman on the same terms and conditions as set forth in Paragraph 3 of the Agreement, which terms and conditions are incorporated by reference as if fully set out herein. Effective January 1, 2000, the Executive shall resign as Chief Executive Officer. From January 1, 2000, through April 20, 2000, the Executive shall serve as non-executive Board Chairman and shall be expected to perform services for the Company up to 10 days a month. He shall continue to be paid $2,500 per month for the costs associated with temporary living and commuting to and from his permanent residence in Arizona and the Company's headquarters. Effective immediately after the Company's Annual Meeting of Shareholders on April 20, 2000, the Executive shall resign as non-Executive Board Chairman, at which time he shall be given the honorary title of Chairman of the Board Emeritus. During the remainder of the First Employment Period extending from such time on April 20, 2000 to July 31, 2000 (the "Special Transition Period"), Executive shall be released from any further obligations to perform services for the Company or to commute to the Company's headquarters in Dallas.

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2.  Paragraph 5 of the Amended Agreement shall be revised and restated in its entirety as follows:

        5.        Executive's Compensation During First Employment Period.

                      (a) During the First Employment Period, the Executive shall continue to be entitled to compensation as set out in Paragraph 5 of the Agreement, which Paragraph is incorporated by reference as if fully set out herein, subject to the following special provisions governing the Special Transition Period. In addition, the Executive shall be entitled to his reasonable legal fees in negotiating this Amended Agreement.

                      (b) During the Special Transition Period, Executive's compensation shall be continued as set forth in Paragraph 5, subject only to the following modifications:

                             (i) Executive shall be granted, effective April 20,
                      2000 at the then applicable Company common stock closing price, a final non qualified stock option covering 35,000 shares of Company common stock under the Company's 1999 Stock Option Plan, which shall be in full satisfaction of any Company obligation to provide any further stock option, restricted stock or other stock-based compensation during either the First Employment Term or Second Employment Term.

                             (ii) In lieu of the "Office and Support Staff" to
                      be provided Executive under Section 5(g) of the Agreement, the Company shall pay


                                 (I) Executive the lump sum of $9,000 to provide Executive with support in maintaining an office in the Phoenix area and

                                 (II) Executive's expenses, in an amount not to exceed $5,000, in terminating his lease of his Dallas apartment and in relocating his personal belongings from Dallas to Phoenix.


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3.   Section 6(c) shall be revised and restated in its entirety as follows:

                      (c) Bonus. For each fiscal year, the Executive shall have an annual bonus opportunity with a minimum target bonus of no less than 75% of his base salary payable pursuant to Subparagraph (a) during such fiscal year, provided that in the event the Company meets or exceeds applicable year 2000 financial targets, as set forth in the annual incentive plans for senior company officers and the Executive, the Executive shall receive as his bonus payment for the year 2000 an amount equal to (i) the year 2000 bonus payment plus (ii) an additional payment equal to the amount by which his 1999 bonus was reduced from its original calculation by the Compensation Committee in February 2000

The remainder of the Amended Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective this 29th of February, 2000.


ATTEST:                                 FLOWSERVE CORPORATION

/s/ Ronald F. Shuff                     By: /s/ Hugh K. Coble
-------------------------------             -------------------------------
Signature  Ronald F. Shuff              Title: Chairman-Executive Committee
                                            -------------------------------

Vice President-Secretary
   and General Counsel                  EXECUTIVE
-------------------------------
Title

                                        /s/ Bernard G. Rethore
                                        -------------------------------
                                        Bernard G. Rethore